UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2016

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 1, 2016, Old National Bancorp (the “Company”) issued a press release (“Press Release”) reporting its financial results for the second quarter of 2016. The Press Release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. In connection therewith, a slide presentation outlining second-quarter earnings, recent strategic developments and ONB’s financial outlook will be available on ONB’s website to complement the conference call to be held on August 1, 2016, at 10:00 a.m. CDT and will be accessible at http://www.oldnational.com before the conference call begins.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2016, the Board of Directors of the Company adopted an amendment to Article III of the Company’s By-Laws to provide that the Company only issue shares of capital stock in uncertificated book-entry form except for limited exceptions.

A copy of the Company’s Amended and Restated By-Laws, as amended on July 28, 2016, is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and Article III thereof is incorporated herein by reference.

Item 8.01 Other Events.

The Company also announced in the Press Release that the Company’s Board of Directors declared a quarterly cash dividend of $0.13 per common share. The dividend is payable on September 16, 2016, to shareholders of record on September 1, 2016. For purposes of broker trading, the ex-date of the cash dividend is August 30, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Old National Bancorp, as amended July 28, 2016.

99.1	Press Release issued by Old National Bancorp on August 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2016

OLD NATIONAL BANCORP

By:	/s/ James C. Ryan, III
James C. Ryan, III
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Old National Bancorp, as amended July 28, 2016.

99.1	Press Release issued by Old National Bancorp on August 1, 2016

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